Exhibit 10.3

                 SEPARATION AND RELEASE AGREEMENT

	This Separation and Release Agreement (the "Agreement") executed on the 16th day of August, 2006, sets forth the terms of the agreement between Cognitronics Corporation ("Cognitronics" or the "Company") and Brian J. Kelley ("Executive") relating to the termination of Executive's employment with Cognitronics. This Agreement shall take effect on the eighth day following the date upon which Executive executes this Agreement (the "Effective Date").

	WHEREAS, Executive has been employed as the President, Chief Executive Officer and a Director of Cognitronics; and

	WHEREAS, Cognitronics and Executive have agreed that Executive will resign as President and Chief Executive Officer and a Director, and will terminate his employment as of August 16, 2006 (the
"Termination Date") and pursuant to the terms of this Agreement as set forth below; and

	WHEREAS, the parties wish to resolve certain other matters and provide for certain post-termination consulting services by Executive as set forth herein.

	NOW THEREFORE, in consideration of the mutual promises of the parties and other valuable and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Tender of Resignation

	Executive is hereby resigning his positions as President and Chief Executive Officer of Cognitronics and as a member of the Board of Directors of Cognitronics, in each case effective as of the Termination Date. Executive hereby irrevocably tenders, and Cognitronics hereby accepts, Executive's written resignations from such offices and directorship, and all officer and director positions with Cognitronics' subsidiaries effective at the close of business on the Termination Date.

2.	Severance Payments/Compensation

(a)	Cognitronics shall continue to pay Executive all amounts
due pursuant to his employment through the Termination Date.

(b)	In consideration of the release and such other
consideration provided herein, Cognitronics shall:

(i)	pay to Executive as severance pay the sum of Three
Hundred Thirty-Six Thousand Dollars ($336,000), less any applicable Federal, State or local withholding taxes;

(ii)	for a period of twelve (12) months following the
Termination Date, arrange to provide Executive with payment of such amounts under COBRA as are required to maintain existing health insurance (including dental insurance) coverage (less amounts payable by Executive had he remained employed by Cognitronics); provided, however, that as of the Termination Date, Executive will no longer be deemed to be an "employee" for purposes of any qualified pension plan, any other qualified or non-qualified retirement plan, any stock option or other equity incentive compensation arrangement or any successor plans thereto;

(iii)	pay to Executive the sum of Twenty-Nine Thousand Seven
Hundred Twenty-Three Dollars and Thirteen Cents ($29,723.13), less any applicable Federal, State or local withholding taxes, representing accrued vacation pay and all other unpaid amounts (if any) to which Executive is entitled as of the Termination Date under any compensation or bonus plan of Cognitronics;

(iv)	pay to the Executive the sum of Twenty-Five Thousand
Dollars ($25,000), less any applicable Federal, State or local withholding taxes, in lieu of Company life insurance and other expenses; and

(v)	reimburse the Executive for his reasonable and
documented legal and accounting fees in connection with the negotiation of this Agreement in an aggregate amount not to exceed Ten Thousand Dollars ($10,000);

(such amounts, collectively, the "Severance Payments"). The Severance Payments set forth in clauses (i), (iii) and (iv) above shall be paid on the Effective Date or the next business day thereafter. The
Severance Payments set forth in clause (v) above shall be paid promptly following delivery of invoices for the applicable services.

	(c)	Cognitronics shall reimburse Executive for any unreimbursed
business expenses incurred by Executive on behalf of Cognitronics in accordance with Cognitronics' normal reimbursement practices.

	(d)	No amounts payable to Executive pursuant to this Section 2
shall be subject to offset due to Executive obtaining employment with a third party after the Termination Date. Executive shall not be obligated to mitigate the amounts payable hereunder by seeking employment with a third party after the Termination Date.

3.		Leased Vehicle

		Executive shall return his leased Mercedes automobile and the keys thereto to the possession of Cognitronics not later than ninety days after the Termination Date (the "Return Date"). The Company shall provide Executive with continued use of such leased automobile and shall continue to pay the lease costs (including insurance and maintenance costs) for such automobile until the Return Date.

4.	Termination of Executive Severance Agreement/Survival of Certain
Covenants

	Except as provided in the next sentence, the Executive Severance Agreement between Cognitronics and Executive dated as of October 16, 1995, as amended (the "1995 Severance Agreement"), is terminated as of the Termination Date and shall be of no further force or effect. Notwithstanding the foregoing: (i) the covenants set forth in paragraph 5 of the 1995 Severance Agreement (which relate to Executive's duty to keep certain information of Cognitronics confidential) shall remain in effect indefinitely and (ii) the covenants set forth in paragraphs 6 and 7 of the 1995 Severance Agreement (which relate to Executive's duties with respect to inventions and discoveries and the parties' respective obligations with respect to nondisparagement) shall remain in effect for the periods contemplated in such paragraphs.

	All Severance Payments and other benefits payable under this Agreement (but not any vested pension or supplemental pension benefits) shall be forfeitable and shall be discontinued in the event that an arbitrator appointed by the American Arbitration Association determines that, after the date of this Agreement, Executive breached or failed to perform his obligations under this Section 4 or willfully engaged in conduct which was materially injurious to Cognitronics, monetarily or otherwise.

5.	Options/Restricted Stock

	(a)	The stock options granted by Cognitronics to Executive are
set forth below in the chart in subparagraph 5(b) of this Agreement
(the "Options"). Notwithstanding the vesting schedules provided with respect to the Options, all of such Options shall be deemed fully vested on the Termination Date. Executive shall have two years after the Termination Date within which to exercise the Options, after which time the Options shall terminate.

(b)	The parties acknowledge that as of immediately prior to the
Termination Date, Executive held the following Options which were vested as set forth below:

	Title of
	Security
	Date of
	Grant
	No. of
	Shares
	Exercise
	Price
	Vesting
	Status
Option
5/24/200
0
67,500

$9.06
(1)
Option
6/13/200
1
75,000
$5.00
(1)
Option
10/23/20
02
60,000
$1.55
(1)
Option
10/24/20
03
60,000
$2.20
(1)
Option
10/25/20
05
80,000
$2.70
(2)

(1)	Fully vested.
(2)	One-third vested.

	(c)	Executive also holds 62,550 shares of unvested restricted
Cognitronics common stock (the "Restricted Stock"). The restrictions on such Restricted Stock shall be immediately removed as of the Termination Date and the certificates for such Restricted Stock shall be provided to Executive on or prior to the Effective Date.

6.	Repayment of Loan

	Executive entered into promissory notes payable to Cognitronics (the "Notes"). As of the date of this Agreement, the aggregate principal and accrued interest on such Notes owed by Executive to Cognitronics is $524,133.27. Promptly following execution of this Agreement, but not later than the Effective Date, Executive shall deliver to Cognitronics as payment in full with respect to the Notes, 259,472 shares of unrestricted common stock of Cognitronics (with a value of $2.02 per share, representing the closing price of a share of Cognitronics common stock on the American Stock Exchange on the date immediately prior to the date of this Agreement) properly endorsed to Cognitronics.

7.	Consulting Services

	For a period of twelve (12) months following the Termination Date (the "Consulting Period"), Executive shall provide the Company with consulting services with respect to sales and marketing of the Company's CX product line, as reasonably requested by the Chief
Executive Officer of the Company (but not to exceed five days per month) (the "Services"). In consideration for such Services, Executive shall receive a consulting fee payable monthly equal to five percent (5%) of any revenues received by the Company as a result of new orders of the Company's CX product line ("Qualified Sales") for such month during the Consulting Period. For avoidance of doubt, (i) maintenance sales shall not constitute Qualified Sales and (ii) commissions hereunder shall be earned on the basis of orders placed during the Consulting Period, but commissions shall be paid only upon actual collection of revenues by the Company (which collections and payments may take place in months following the date of the applicable order or after the Consulting Period). The Company shall provide the Executive with a monthly report of Qualified Sales and collections thereon and the Executive shall have the right to audit such reports upon reasonable prior written notice to the Company. In order to provide the Services, during the Consulting Period the Executive shall have continued access to his Company voicemail and email and shall be provided reasonable secretarial assistance (not to exceed one hour per week) to the extent such resources are available. In connection with providing the Services during the Consulting Period, the Executive shall have access to Company sales personnel.

8.	Executive Release of Cognitronics

	(a)	Executive, on his own behalf and on behalf of his heirs,
successors and assigns (hereafter collectively referred to as the "Executive Group"), hereby releases and forever discharges Cognitronics, its predecessors, successors, corporate affiliates, and their current and former agents, representatives, shareholders, directors, officers, and employees (Cognitronics and such other persons and entities are individually and collectively referred to hereafter as the "Cognitronics Group"), from any and all claims, counterclaims, demands, debts, actions, causes of action, suits or liabilities of any nature whatsoever, whether known or unknown, which the Executive Group ever had, now has or hereafter can, shall or may have against the Cognitronics Group, for, upon, or by reason of any matter, cause or thing whatsoever arising from the beginning of the world to the day of this Agreement, including, but not limited to, (1) any statutory or common law claims relating to Executive's employment and the termination of Executive's employment; and (2) any claims relating to the 1995 Severance Agreement. In addition to all other statutory and common law claims being released herein, the Executive Group is also releasing claims arising out of the Federal Age Discrimination in Employment Act, The Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Connecticut Human Rights and Opportunities Law, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act of 1992 and claims relating to the Connecticut wage laws. Notwithstanding the releases set forth in the foregoing Section 8(a), the Executive Group shall in no way be deemed to have released any claim with respect to: (I) breaches of this Agreement by Cognitronics,
(II) vested benefits under any employee welfare plan, including without limitation, pension, supplemental pension, health and welfare plans,
(III) any rights to indemnification under applicable statutes, bylaws or contracts which existed prior to the date of this Agreement or as the same may in the future be expanded, and (IV) rights under workmen's compensation plans and HIPPA (Health Insurance Protection Portability
Act).

	(b)	Executive has been advised to consult independent legal
counsel before signing this Agreement and he acknowledges that he has executed this Agreement after actually consulting with his counsel. Executive further acknowledges that he had the opportunity to consider the terms of this Agreement for at least twenty-one (21) days. Executive further represents and warrants that he has read this Agreement carefully, that he has discussed this Agreement with his attorney, that he fully understands the terms of this Agreement, and that he has had sufficient time within which to consider the terms of this Agreement. He represents and warrants that he is signing this Agreement voluntarily.

	(c)	Executive represents and warrants that the Severance Payments constitute consideration for this Agreement. Executive represents that no other inducements have been offered to Executive by Cognitronics other than the consideration set forth in this Agreement, and that the consideration set forth herein represents consideration to which he would not otherwise be entitled but for his execution of this Agreement.

	(d)	This Agreement shall not become effective until the eighth
day following the day on which Executive signed it, and Executive may, at any time prior to the Effective Date, revoke this Agreement by giving notice of revocation to Cognitronics. Such revocation of this Agreement shall operate to revoke any consideration paid by Cognitronics to Executive pursuant to this Agreement.

9.	Cognitronics Release of Executive

	The Cognitronics Group hereby releases and forever discharges the Executive Group from any and all claims, counterclaims, demands, debts, actions, causes of action, suits or liabilities of any nature whatsoever, whether known or unknown, which the Cognitronics Group ever had, now has or hereafter can, shall or may have against the Executive Group, for, upon, or by reason of any matter, cause or thing whatsoever arising from the beginning of the world to the day of this Agreement, including, but not limited to, any statutory or common law claims relating to Executive's employment and the termination of Executive's employment. Notwithstanding the releases set forth in this Section 9, the Cognitronics Group shall in no way be deemed to have released any claim with respect to breaches of this Agreement (generally or to the extent such breach relates to the other surviving agreements referenced herein) by Executive.

10.	Notice

		Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given when delivered personally against receipt therefor; one day after being sent by Federal Express or other overnight delivery service; or three days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the following addresses:
to Cognitronics, 3 Corporate Drive, Danbury, CT 06810, Attention:
Chairman of the Board; to Executive, 92 Four Winds Lane, New Canaan,
CT 06840; or at such other address as such party shall give by notice hereunder to the other party.

11.	Governing Law

	This Agreement shall be governed by, and construed in accordance with and subject to the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such State without regard to principles of conflicts of law.

12.	Waivers and Amendments

	This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power, or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

13.	Entire Agreement

	This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral contracts and agreements.

14.	Successors and Assigns/Assignment

	Executive may not assign this Agreement. Cognitronics may, without the consent of Executive, assign this Agreement and its rights and obligations but only in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise, in which case this Agreement shall become binding upon any successor in interest. Cognitronics shall make best efforts to cause any successor in interest to agree to assume the liabilities under this Agreement or shall otherwise arrange for the satisfaction of the obligations set forth herein.

15.	Severability

The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable.

16.	Counterparts

	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

[signature page follows]




	IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

							COGNITRONICS CORPORATION



					            By: /s/ Garrett Sullivan
                                              --------------------
							Name: Garrett Sullivan
						      Title: Treasurer




							/s/ Brian J. Kelley
                                              ----------------
							    BRIAN J. KELLEY